Post-Effective Amendment No. 6 to
                                                           SEC File No. 70-7862

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM U-l

                                   APPLICATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                 JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                    PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                     METROPOLITAN EDISON COMPANY ("Met-Ed")
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605
                           ---------------------------
             (Name of companies filing this statement and addresses
                         of principal executive offices)


                                GPU, INC. ("GPU")
          (Name of top registered holding company parent of applicants)

Terrance G. Howson,                     Douglas E. Davidson, Esq.
Vice President and Treasurer            Berlack, Israels & Liberman LLP
Mary A. Nalewako, Secretary             120 West 45th Street
Michael J. Connolly,                    New York, New York 10036
Assistant General Counsel
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey  07962

Scott L. Guibord, Secretary             Robert C. Gerlach, Esq.
Jersey Central Power &                  Ballard Spahr Andrews &
  Light Company                         Ingersoll, LLP
Metropolitan Edison Company             1735 Market Street - 51st Floor
Pennsylvania Electric Company           Philadelphia, PA  19103-7599
2800 Pottsville Pike
Reading, Pennsylvania  19605
                                        W. Edwin Ogden, Esq.
                                        Ryan, Russell, Ogden
                                            & Seltzer LLP
                                        1100 Berkshire Boulevard
                                        P.O. Box 6219
                                        Reading, PA  19610
         ---------------------------------------------------------------
                   (Names and addresses of agents for service)

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      JCP&L, Met-Ed and Penelec hereby  post-effectively amend their Application on Form U-1 as heretofore amended, docketed in SEC File No. 70-7862, as follows:

     1. By replacing Exhibit H to Post-effective Amendment No. 4 in its entirety and replacing it with the following exhibit:


                  H -    GPU Actual and Pro Forma
                         Capitalization ratios.



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



                                    SIGNATURE
                                    ---------

      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                           JERSEY CENTRAL POWER & LIGHT COMPANY
                           METROPOLITAN EDISON COMPANY
                           PENNSYLVANIA ELECTRIC COMPANY


                              By: /s/T. G. Howson
                                  -------------------
                                  T. G. Howson,
                                  Vice President and Treasurer

Dated:   November 3, 1998




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